EXHIBIT 21







                      Subsidiaries of Thackeray Corporation



NAME OF CORPORATION                                  STATE OF INCORPORATION
-------------------                                  ----------------------


Wholly-owned by Thackeray Corporation
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Brennand-Paige Industries, Inc.                               Delaware













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